SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2003

         STRATTEC SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin ___________________________________________
(State or other jurisdiction or incorporation)

0-25150	39-1804239

(Commission File Number)	(I.R.S. Employer I.D. Number)

3333 West Good Hope Road Milwaukee, WI	53209

(Address of Principal Executive Offices)	(Zip Code)

(414) 247-3333 ______________________________________________________
(Registrant's telephone number; including area code)

Item 4. Changes in Registrant's Certifying Accountant.

On September 15, 2003, STRATTEC SECURITY CORPORATION (the "Company") dismissed Deloitte & Touche LLP as its independent public accountants and appointed Grant Thornton LLP as its new independent public accountants. The decision to dismiss Deloitte & Touche and to retain Grant Thornton was approved by the Company's Audit Committee on September 15, 2003.

Deloitte & Touche's reports on the Company's consolidated financial statements for each of the fiscal years ended June 29, 2003 and June 30, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and through September 15, 2003, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K.

The Company has provided Deloitte & Touche with a copy of the foregoing disclosures and has requested that Deloitte & Touche review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of Regulation S-K.

During the fiscal years ended June 29, 2003 and June 30, 2002, and the subsequent interim period through September 15, 2003, the Company did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, STRATTEC SECURITY CORPORATION has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATTEC SECURITY CORPORATION
Date: September 18, 2003
BY               /s/ Patrick J. Hansen
         _________________________________________
           Patrick J. Hansen, Vice President
         and Chief Financial Officer

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